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                                                                  John L. Notter
                                                Member of the Board of Directors




                                     [LOGO]
                                     Hilton
                               Hotels Corporation



February 8, 2000


Mr. Warren Mosler
Adams Viner & Mosler
1 Clearlake Center
West Palm Beach, FL 33401

Dear Warren:


It is with great regret that I submit to you my letter of resignation from the Board of Directors of Consulier Engineering, Inc. effective immediately.

In examining the time constraints presented by my Directorship with Hilton Hotels as well as my own personal business interests I feel that it is only fair to tender my resignation.

I also must be honest in stating that based upon our meeting last week I am concerned that I am a director of a public company that has no budgets, no clear direction and is concentrating on consumer products which is not my area of expertise. In addition, up to this point I still have not been provided with a financial statement to apprise me of the financial condition of the company.

I wish you much success and if I can be of service in any way please do not hesitate to call me.

Best regards,

/s/ John L. Notter

John L. Notter







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